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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

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                                                                     STATE OF
           NAME OF SUBSIDIARY                                      ORGANIZATION
           ------------------                                      -------------
      National Bank of Commerce of Birmingham..................... National Bank
        NBC Securities, Inc....................................... Alabama
      Bank of Dadeville........................................... Alabama
        Ashland Insurance, Inc.................................... Alabama
      Alabama Exchange Bank....................................... Alabama
        Tuskegee Loan Company, Inc................................ Alabama
      First Gulf Bank............................................. Alabama
      First Citizens Bank, National Association................... National Bank
        Clay County Finance Company, Inc.......................... Alabama
      First American Bank......................................... Alabama
        Corporate Billing, Inc.................................... Alabama
        First Allegiance Mortgage, Inc............................ Alabama
      Citizens and Peoples Bank, N.A.............................. National Bank
      Public Bank................................................. Florida
        Public Mortgage Corporation............................... Florida
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